UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): January 11, 2013


                             CHANCELLOR GROUP, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                       000-30219                 87-0438647
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)

                    500 TAYLOR STREET, PLAZA TWO - SUITE 200
                               AMARILLO, TX 79101
                    (Address of principal executive offices)

                                 (806) 322-2731
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 11, 2013, Chancellor Group, Inc., a Nevada corporation
("Chancellor"), entered into a binding term sheet (subject to closing conditions) regarding the establishment of a 61% Chancellor-owned Delaware company ("Pimovi") recently formed by Chancellor whose main proposed business will be information technology.

Under the agreement, Chancellor agreed to provide finance of $250,000 over a period of approximately eight months in Pimovi, Inc., a newly-formed Delaware corporation, in consideration for the receipt of 61% of the equity of Pimovi in the form of Series A Preferred Stock. The other party to the term sheet is Kasian Franks (the "Co-Founder"), who is to become Chief Scientific Officer of Pimovi and contribute certain intellectual property related to its business in consideration for receipt of the remaining equity in Pimovi in the form of common stock. The Co-Founder will also receive one million shares of Chancellor's common stock at closing and be eligible to receive an additional one million shares of Chancellor's common stock subject to the achievement of certain milestones to be determined.

The proposed business of Pimovi relates largely to the technology and mobile applications fields.

Pursuant to the term sheet, Chancellor will receive various investor rights with respect to its investment in Pimovi, which provisions shall be contained in the amended certificate of incorporation of Pimovi and certain shareholder agreements, including but not limited to a liquidation preference in the amount of its investment, the right to select a majority of Pimovi's board of directors, and a right of first refusal to invest in future equity issuances of Pimovi.

The term sheet is binding by its terms but is subject to certain conditions to closing, including completion of further legal due diligence and entering into definitive agreements with the Co-Investor and Pimovi's employees and consultants.

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
                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHANCELLOR GROUP, INC.


Date: January 15, 2013                   By: /s/ Maxwell Grant
                                             -----------------------------------
                                             Maxwell Grant
                                             Chief Executive Officer

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